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                                                                    EXHIBIT (11)

                          INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 68 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) on behalf of Eaton Vance Alabama Municipals Fund, Eaton Vance Arkansas Municipals Fund, Eaton Vance Georgia Municipals Fund, Eaton Vance Kentucky Municipals Fund, Eaton Vance Louisiana Municipals Fund, Eaton Vance Maryland Municipals Fund, Eaton Vance Missouri Municipals Fund, Eaton Vance North Carolina Municipals Fund, Eaton Vance Oregon Municipals Fund, Eaton Vance South Carolina Municipals Fund, Eaton Vance Tennessee Municipals Fund and Eaton Vance Virginia Municipals Fund of our report dated October 1, 1996, relating to EV Marathon Alabama Municipals Fund, EV Marathon Arkansas Municipals Fund, EV Marathon Georgia Municipals Fund, EV Marathon Kentucky Municipals Fund, EV Marathon Louisiana Municipals Fund, EV Marathon Maryland Municipals Fund, EV Marathon Missouri Municipals Fund, EV Marathon North Carolina Municipals Fund, EV Marathon Oregon Municipals Fund, EV Marathon South Carolina Municipals Fund, EV Marathon Tennessee Municipals Fund and EV Marathon Virginia Municipals Fund, and of our report dated October 1, 1996, relating to Alabama Municipals Portfolio, Arkansas Municipals Portfolio, Georgia Municipals Portfolio, Kentucky Municipals Portfolio, Louisiana Municipals Portfolio, Maryland Municipals Portfolio, Missouri Municipals Portfolio, North Carolina Municipals Portfolio, Oregon Municipals Portfolio, South Carolina Municipals Portfolio, Tennessee Municipals Portfolio and Virginia Municipals Portfolio, which reports are included in the Annual Report to Shareholders for the year ended August 31, 1996 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Funds" Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                                     /s/ Deloitte & Touche LLP
                                                         DELOITTE & TOUCHE LLP

August 25, 1997
Boston, Massachusetts